UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

InnSuites Hotels Centre, 1730 E. Northern Avenue, Suite 122
Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Shares of Beneficial Interest, without par value	IHT	NYSE AMERICAN

Item 8.01 Other Events.

InnSuites Hospitality Trust (the “Company” or “IHT”) is providing the following update on the filing of its Interim Report on Form 10-Q for the three month period ended April 30, 2020.

As result of the global outbreak of the COVID-19 virus and pursuant to state order, employees and management are, and have been, practicing social distancing, working from home and working flexible hours. The Company has been impacted by the challenges to its business and the hospitality industry in general caused by the COVID virus, resulting in a tremendous drain on its resources. The Company has been working with its audit firm, to provide the necessary support while also dealing with the additional workload caused by the COVID-19 virus. In light of these factors, the Company now believes it will be unable to compile and review certain information necessary for the Company to timely file its Interim Report on Form 10-Q for the three month period ended April 30, 2020.

On March 4, 2020 the Securities and Exchange Commission (the “SEC”) issued an Order (Release No. 34-88318) under Section 36 of the Exchange Act granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (the “Order”). The Order provides that a registrant subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any filings with respect to such a registrant, is exempt from any requirement to file or furnish materials with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, Regulation 13D-G (except for those provisions mandating the filing of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, where certain conditions are satisfied.

The Company is relying on this Order and is furnishing this Current Report on Form 8-K by the original filing deadline of the Interim Report. The Company currently expects to file its Interim Report on Form 10-Q approximately 45 days after June 14, 2020. If necessary, the Company will evaluate its need for an additional extension under Rule 12b-25 at that time, as contemplated by the Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ Craig S. Miller
Craig S. Miller
Chief Accounting Officer

Date: June 12, 2020